FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1997

                                                     REGISTRATION NO. 333-19101

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             CALI REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

       MARYLAND                                                 22-3305147
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                            ------------------------

                                11 COMMERCE DRIVE
                           CRANFORD, NEW JERSEY 07016
                                 (908) 272-8000
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                          NUMBER, INCLUDING AREA CODE,
                         OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                  JOHN J. CALI
                              CHAIRMAN OF THE BOARD
                             CALI REALTY CORPORATION
                                11 COMMERCE DRIVE
                           CRANFORD, NEW JERSEY 07016
                                 (908) 272-8000
                           (908) 272-6755 (FACSIMILE)
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                           JONATHAN A. BERNSTEIN, ESQ.
                               BLAKE HORNICK, ESQ.
                         PRYOR, CASHMAN, SHERMAN & FLYNN
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100
                           (212) 326-0806 (FACSIMILE)

                           -------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the Registration Statement becomes effective.

      Pursuant to Rule 429 of the Securities Act of 1933, this Registration Statement contains a combined prospectus which relates to this Registration Statement and Registration Statements No. 33-96538 and 333-09081, both on Form S-3.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of Shares to be    Amount to be           Proposed Maximum       Proposed Maximum        Amount of
Registered               Registered             Aggregate Price Per    Aggregate Offering      Registration Fee
                                                Unit                   Price(1)
---------------------------------------------------------------------------------------------------------------
Preferred Stock(2)                                                     $1,000,000,000(5)       $303,030.30(6)(7)
---------------------------------------------------------------------------------------------------------------
Common Stock(3)
---------------------------------------------------------------------------------------------------------------
Warrants(4)
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.
(2) There are being registered hereunder an indeterminate number of shares of Preferred Stock of the Registrant as may be sold, from time to time, by the Registrant.
(3) There are being registered hereunder an indeterminate number of shares of Common Stock of the Registrant as may be sold, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock of the Registrant as shall be issuable upon conversion of or in exchange for convertible Preferred Stock or Warrants registered hereby. No separate consideration will be received for the Common Stock issuable upon conversion of or in exchange for convertible Preferred Stock or Warrants.
(4) There are being registered hereunder an indeterminate number of Warrants to purchase either Preferred Stock or Common Stock of the Registrant as may be sold, from time to time, by the Registrant. Warrants may be sold separately or with the Preferred Stock or Common Stock.
(5) Or an equivalent amount in another currency or currencies or as determined by reference to an index or, if the securities are to be offered at a discount, the approximate proceeds to the Registrant.
(6) Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(7) Pursuant to Rule 429 of the Securities Act of 1933, this Registration Statement contains a combined prospectus relating to securities with an aggregate initial offering price of up to: $250,000,000, covered by Registration Statement No. 33-96538 on Form S-3; $500,000,000, covered by Registration Statement No. 333-09081 on Form S-3; and $1,000,000,000, covered by this Registration Statement No. 333-19101. The following registration fees were paid with the filing of Registration Statement Nos. 33-96538, 333-09081 and 333-19101 with the Securities and Exchange Commission on September 1, 1995, July 29, 1996 and December 31, 1996, respectively: $86,206.90, $172,413.79 and $303,030.30. $80,518,750 and
      $33,064,063 of securities, respectively, have not been sold under Registration Statements No. 33-96538 and 333-09081.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

      The information required in Items 15 through 17 hereunder is set forth in
Part II of the Registrant's initial filing of this Registration Statement, dated December 31, 1996.

Item 14. Other Expenses Of Issuance And Distribution.

      The following table sets forth estimated expenses (except for Commission and NASD fees) to be incurred in connection with the issuance and distribution of the securities being registered.

   Commission Registration Fee                                    $  303,030.30
   NASD Fee                                                           30,500.00
   NYSE Listing Fee                                                   22,150.00
   Printing and Engraving Expenses                                   100,000.00
   Legal Fees and Expenses (other than Blue Sky)                     350,000.00
   Accounting Fees and Expenses                                      225,000.00
   Blue Sky Fees and Expenses (including fees of counsel)             10,000.00
   Miscellaneous                                                      20,000.00
                                                                  -------------
         Total                                                    $1,060,680.30

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 18th day of April, 1997.

                                                  CALI REALTY CORPORATION


                                                  By: /s/ John J. Cali
                                                     -------------------------
                                                      John J. Cali
                                                      Chairman Of The Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                     DATE
---------                              -----                     ----


/s/ John J. Cali                       Chairman of the Board     April 18, 1997
--------------------------------
JOHN J. CALI


/s/ Thomas A. Rizk                     President, Chief          April 18, 1997
--------------------------------        Executive Officer,
THOMAS A. RIZK                          and Director


/s/ Barry Lefkowitz                    Chief Financial Officer   April 18, 1997
--------------------------------
BARRY LEFKOWITZ


/s/ Brad W. Berger                     Director and Executive    April 18, 1997
--------------------------------         Vice President
BRAD W. BERGER


/s/ Angelo R. Cali                     Director                  April 18, 1997
--------------------------------
ANGELO R. CALI


/s/ Edward Leshowitz                   Director                  April 18, 1997
--------------------------------
EDWARD LESHOWITZ


/s/ Brendan T. Byrne                   Director                  April 18, 1997
--------------------------------
BRENDAN T. BYRNE


/s/ Kenneth A. DeGhetto                Director                  April 18, 1997
--------------------------------
KENNETH A. DeGHETTO

/s/ James W. Hughes                    Director                  April 18, 1997
--------------------------------
JAMES W. HUGHES


/s/ Irvin D. Reid                      Director                  April 18, 1997
--------------------------------
IRVIN D. REID


/s/ Alan Turtletaub                    Director                  April 18, 1997
--------------------------------
ALAN TURTLETAUB


/s/ Robert F. Weinberg                 Director                  April 18, 1997
--------------------------------
ROBERT F. WEINBERG


/s/ Alan G. Philibosian                Director                  April 18, 1997
--------------------------------
ALAN G. PHILIBOSIAN